Exhibit 99.2

Sent via electronic delivery

March 28, 2023

Eric Swider

Interim CEO

Digital World Acquisition Corp.

3109 Grand Ave #450

Miami, FL 33133

RE:	Digital World Acquisition Corp. (Symbol: DWAC)

Nasdaq Listing Qualifications Hearings

Docket No. NQ 6575N-23

Dear Mr. Swider:

This is to advise you that we have been informed by Staff that the fee delinquency of Digital World Acquisition Corp. (the “Company”) has been cured, and that the Company is in compliance with all applicable listing standards. Therefore, the scheduled hearing before the Hearings Panel on April 6, 2023, has been cancelled. The Company’s stock will continue to be listed and traded on The Nasdaq Stock Market.

Should you have any questions, please do not hesitate to contact me at (202) 912-3058.

Sincerely,

Aravind Menon

Hearings Advisor

Nasdaq Office of General Counsel